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                                                                   EXHIBIT 11.0

                                PEGASUS GOLD INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (in Thousands, except for share amounts)

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

                                                  THREE MONTHS ENDED    SIX MONTHS ENDED
                                                       JUNE 30,             JUNE 30,
                                                     1996      1995      1996      1995
                                                   --------  --------  --------  --------
PRIMARY:
Earnings:
  Net income (loss) applicable to primary
   earnings per share calculation..................$(1,713)  $(1,203)  $(1,700)  $(3,013)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------
Weighed Average number of shares outstanding:
  Common shares and equivalents.................... 41,032    34,665    40,128    34,658
  Additional shared outstanding assuming exercise
   of stock options reduced by the number of shares
   which could have been purchased with the
   proceeds from the exercise of such options......    302        97       364        55
                                                   -------   -------   -------   -------
Weighted average number of shares outstanding, as
  adjusted......................................... 41,334    34,763    40,492    34,713
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------
Net income (loss) per share - primary.............. $(0.04)   $(0.03)   $(0.04)   $(0.09)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------
FULLY DILUTED:
Earnings:
 Net income (loss).................................$(1,713)  $(1,203)  $(1,700)  $(3,013)
 Add:
  Interest relating to 6.25% convertible
   subordinated notes, net of tax..................     18     1,434       257     1,434
  Amortization of issuance costs relating to 6.25%
   convertible subordinated notes, net of tax......    130       103       260       103
                                                   -------   -------   -------   -------
  Net income (loss) applicable to fully diluted
   earnings per share calculation................. $(1,565)     $334   $(1,183)  $(1,476)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------
Weighted Average number of share outstanding:
 Common Shares and Equivalents..................... 41,032    34,665    40,128    34,658
 Additional shares outstanding assuming exercise
  of stock options reduced by the number of shares
  which could have been purchased with the
  proceeds from the exercise of such options.......    304        97       366        55
 Additional average shares outstanding assuming
  conversion of 6.25% convertible subordinated notes 7,709     5,781     7,709     3,854
                                                   -------   -------   -------   -------
Weighted average number of shares outstanding, as
 adjusted.......................................... 49,045    40,544    48,203    38,567
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------
Net income (loss) per share - fully diluted (a)....$(0.03)     $0.01   $(0.03)   $(0.04)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------

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 (a) This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.